UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2009
(Date of earliest event reported: April 28, 2009)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

1.        Election of David L. Kennedy as Vice Chairman. On April 29, 2009, Revlon, Inc. ("Revlon" and together with its subsidiaries, including Revlon Consumer Products Corporation ("RCPC"), the "Company") announced that the Boards of Directors of Revlon and RCPC had elected David L. Kennedy as Vice Chairman of Revlon and RCPC effective May 1, 2009 (the "Effective Date").

Mr. Kennedy's biographical information is included in Revlon's annual proxy statement on Schedule 14A filed with the SEC on April 21, 2009 (the "2009 Proxy Statement").

To reflect his new roles and responsibilities, Mr. Kennedy's employment agreement, which was previously described in Revlon's 2009 Proxy Statement, and filed as an exhibit to Revlon's Quarterly Report on Form 10-Q filed with the SEC on May 6, 2008, was amended and restated to, among other things, reflect his new position as Vice Chairman, reduce his annual base salary to $650,000 and eliminate his bonus eligibility.

Mr. Kennedy does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Mr. Kennedy has also been appointed as Senior Executive Vice President of MacAndrews & Forbes Holdings Inc., which is wholly-owned by Ronald O. Perelman, and which beneficially owns as of this date approximately 58% of Revlon's outstanding Class A common stock, 100% of Revlon's Class B common stock and approximately 61% of Revlon's combined outstanding shares of Class A and Class B common stock, which together represent approximately 75% of the combined voting power of such shares.

2.        Election of Alan Ennis as President and Chief Executive Officer. On April 29, 2009, Revlon also announced that the Boards of Directors of Revlon and RCPC had elected Alan T. Ennis as President and Chief Executive Officer effective as of the Effective Date, succeeding Mr. Kennedy in such positions. Such election follows Mr. Ennis' election in March 2009 as a Director of Revlon and RCPC, as previously reported on a Form 8-K filed with the SEC on February 27, 2009.

Mr. Ennis' biographical information is included in Revlon's 2009 Proxy Statement.

Mr. Ennis' employment agreement, as in effect as of March 2009, was previously described in Revlon's 2009 Proxy Statement, and will be filed as an exhibit to Revlon's Quarterly Report on Form 10-Q to be filed with the SEC on or about April 30, 2009.  Such agreement has been further amended and restated to, among other things, reflect his new position and responsibilities as President and Chief Executive Officer, set his annual base salary at $875,000 and set his target bonus at 100% of base salary and maximum bonus target at 150% of base salary.

Mr. Ennis does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

3.        Election of Chris Elshaw as Executive Vice President and Chief Operating Officer. On April 29, 2009, Revlon also announced that the Boards of Directors of Revlon and RCPC had elected Chris Elshaw as Executive Vice President and Chief Operating Officer of Revlon and RCPC, effective as of the Effective Date. In this role, Mr. Elshaw will oversee the Company's U.S. Region and its international regions, including Asia Pacific, Latin America and Europe.

Prior to his election as Executive Vice President and Chief Operating Officer, Mr. Elshaw (48) served from October 2007 until May 2009 as the Company's Executive Vice President and General Manager, U.S. Region.  From July 2002 until September 2007, Mr. Elshaw held several leadership roles within Revlon International, including Senior Vice President and Managing Director, Europe, Middle East and Canada; Managing Director of Europe and the Middle East; and General Manager of the U.K., Ireland and European Distributor Markets.  Prior to joining the Company, Mr. Elshaw held several senior management positions at Clairol from 1996 until 2002, including serving as General Manager of the U.K. and Ireland units from 2000 until 2002.  From 1983 to 1995, Mr. Elshaw served in various European marketing and sales positions at Alberto Culver.

To reflect his new roles and responsibilities, RCPC entered into an amendment and restatement to Mr. Elshaw's employment agreement, which, among other things, provides that Mr. Elshaw will serve as the Company's Executive Vice President and Chief Operating Officer at an annual base salary of not less than $700,000, with a target bonus of 75% of his base salary and a maximum target of 100% of his base salary.  The term of Mr. Elshaw's employment agreement continues until 24 months after notice from RCPC of non-extension and upon termination he would be entitled to severance benefits of not less than 24 months.  Mr. Elshaw, who moved from the U.K. to assume his position with the Company in the U.S. in 2007, receives a $150,000 (gross) annual housing allowance and participates in other benefit plans generally made available to the Company's other senior executives at his level.  Upon any "change of control," his term would be extended for 24 months and if, within such period, Mr. Elshaw terminated his employment for ‘‘good reason’’ or if the Company terminated his employment other than for ‘‘cause,’’ he would receive: (i) two times the sum of (a) his base salary and (b) his average gross bonus earned over the previous five years; (ii) 24 months' continuation of fringe benefits; and (iii) all of his unvested stock options and restricted shares would immediately vest and such options would become fully exercisable.

Mr. Elshaw does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

4.        Election of Steven Berns as Executive Vice President, Chief Financial Officer and Treasurer. On April 29, 2009, Revlon announced that the Boards of Directors of Revlon and RCPC had elected Steven Berns as Executive Vice President, Chief Financial Officer and Treasurer of Revlon and RCPC effective in May 2009, succeeding Mr. Ennis in such positions.

Mr. Berns (44) served since November 2007 as Chief Financial Officer of Tradeweb LLC.  From 2004 to 2007, Mr. Berns held several senior executive management positions with MDC Partners Inc., a NASDAQ-listed company, including President, Chief Financial Officer and Director from November 2005 until July 2007, and Vice Chairman and Executive Vice President from September 2004 to November 2005.  From August 1999 to September 2004, Mr. Berns served as Senior Vice President and Treasurer for The Interpublic Group of Companies, Inc., a NYSE-listed company.  From 1992 to 1999, Mr. Berns held a variety of positions in finance at Revlon, including Senior Vice President and Treasurer since 1996. Mr. Berns has also served since April 2002 as a director of LivePerson, Inc., a NASDAQ-listed company, and serves as a member of its audit committee and nominating and corporate governance committee and as chairman of its compensation committee. Mr. Berns is a Certified Public Accountant.

To reflect his roles and responsibilities, RCPC entered into an employment agreement with Mr. Berns, which, among other things, provides that Mr. Berns will serve as the Company's Executive Vice President, Chief Financial Officer and Treasurer at an annual base salary of not less than $425,000, with a target bonus of 75% of his base salary and a maximum target of 100% of his base salary.  He will also receive a grant of 25,000 restricted shares of Revlon Class A common stock vesting on a pro rata basis over 3 years.  The term of Mr. Berns' employment agreement continues until 24 months after notice from RCPC of non-extension.  Mr. Berns is entitled to participate in other benefit plans generally made available to the Company's other senior executives at his level. Upon any "change of control," his term would be extended for 24 months and if, within such period, Mr. Berns terminated his employment for ‘‘good reason’’ or if the Company terminated his employment other than for ‘‘cause,’’ he would receive: (i) two times the sum of (a) his base salary and (b) his average gross bonus earned over the previous five years; (ii) 24 months' continuation of fringe benefits; and (iii) all of his unvested restricted shares would immediately vest.

Mr. Berns does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

5.        Management Change Press Release.

A copy of the press release issued by Revlon on April 29, 2009 announcing the management changes referred to in Items 5.02(1), 5.02(2), 5.02(3) and 5.02(4) of this Form 8-K is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 5.02, as applicable.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2009, RCPC's Board of Directors approved the amendment and restatement of RCPC's By-laws, effective as of the Effective Date, to provide for the role of Chief Operating Officer.

The description of the amendments to RCPC's By-laws as set forth above is qualified by reference to the full text of RCPC's Amended and Restated By-laws, which is filed hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.          Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Revlon Consumer Products Corporation

99.1	Press Release, dated April 29, 2009 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the SEC on April 29, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revlon Consumer Products Corporation

	By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Chief Legal
Officer, General Counsel and Secretary

Date: April 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of Revlon Consumer Products Corporation

99.1	Press Release, dated April 29, 2009 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the SEC on April 29, 2009).